As filed with the Securities and Exchange Commission on July 13, 2001

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

                         STORAGE TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                     84-0593263
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                              One StorageTek Drive
                         Louisville, Colorado 80028-4309
               (Address of principal executive offices) (Zip Code)

                              AMENDED AND RESTATED
                        1987 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                JEFFREY M. DUMAS
              Corporate Vice President General Counsel & Secretary
                         STORAGE TECHNOLOGY CORPORATION
                              One StorageTek Drive
                         Louisville, Colorado 80028-4309
                     (Name and address of agent for service)
                                 (303) 673-5151
          (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                    Proposed Maximum       Proposed Maximum
Title of Securities to be      Amount to be        Offering Price Per     Aggregate Offering          Amount of
        Registered            Registered (1)            Share(2)               Price(2)           Registration Fee
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value      3,000,000 shares              $11.13925        $33,417,750.00             $8,354.44
$.10 per share
======================================================================================================================

(1) Represents additional shares of Common Stock reserved for issuance pursuant to the Storage Technology Corporation
Amended and Restated 1987 Employee Stock Purchase Plan, as amended (the "Plan"). Also covers additional shares of
Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalization. In addition, pursuant to Rule 416(c) under the
Securities Act of 1933 (the "1933 Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the 1933 Act, based on: (a) $13.105 per share, the average of the high and low prices per share of the Common Stock on the New York
Stock Exchange composite tape on July 9, 2001; and (b) the Plan's provision that Common Stock purchased under the Plan may be purchased at 85% of the market value.

======================================================================================================================

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

                         STORAGE TECHNOLOGY CORPORATION


                       REGISTRATION STATEMENT ON FORM S-8

                             ----------------------

PART II.          INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 3.      Incorporation of Documents by Reference

In accordance with General Instruction E to Registration Statement on Form S-8, the contents of the following previously filed Registration Statements on Form S-8 relating to the Storage Technology Corporation Amended and Restated 1987 Employee Stock Purchase Plan, as amended, filed with the Securities and Exchange Commission, are hereby incorporated by reference into this Registration
Statement:

1. Registration Statement on Form S-8, File No. 2-80183, filed on August 7,
   1987.

2. Registration Statement on Form S-8, File No. 33-32243, filed on March 22,
   1989.

3. Registration Statement on Form S-8, File No. 33-42818, filed on September 18, 1991.

4. Registration Statement on Form S-8, File No. 333-08116 filed on September 8, 1994.

5. Registration Statement on Form S-8, File No. 333-08495, filed on July 19,
   1996.

6. Registration Statement on Form S-8, File No. 333-53995, filed on June 1,
   1998.



     Item 8.      Exhibits

4.1 The Storage Technology Corporation Amended and Restated 1987 Employee Stock Purchase Plan, as amended.

5.1   Opinion of Counsel.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2  Consent of Counsel (included in Exhibit 5.1 to this Registration
      Statement).

24.1 Powers of Attorney (included on pages 3 and 4 of this Registration Statement).

                                   Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on the 13th day of July, 2001.

STORAGE TECHNOLOGY CORPORATION


By:/s/ Patrick J. Martin
   ------------------------------------------------
   Patrick J. Martin
   President, Chief Executive Officer and
   Chairman of the Board

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Robert S. Kocol, Jeffrey
M. Dumas and Thomas G. Arnold as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      Signature                       Title                            Date
      ---------                       -----                            ----

 /s/ Patrick J. Martin      Chairman of the Board (Director),      July 13, 2001
 ------------------------   President and Chief Executive
   Patrick J. Martin        Officer (Principal executive
                            officer)

 /s/ Robert S. Kocol        Corporate Vice President and Chief     July 13, 2001
 ------------------------   Financial Officer (Principal
   Robert S. Kocol          financial officer)

 /s/ Thomas G. Arnold       Vice President and Corporate           July 13, 2001
 ------------------------   Controller (Principal accounting
   Thomas G. Arnold         officer)

      Signature                       Title                            Date
      ---------                       -----                            ----

 /s/ James R. Adams
 ------------------------             Director                     July 13, 2001
   James R. Adams

 /s/ William L. Armstrong
 ------------------------             Director                     July 13, 2001
   William L. Armstrong

 /s/ William R. Hoover
 ------------------------             Director                     July 13, 2001
   William R. Hoover

 /s/ William T. Kerr
 ------------------------             Director                     July 13, 2001
   William T. Kerr

 /s/ Robert E. LaBlanc
 ------------------------             Director                     July 13, 2001
   Robert E. LaBlanc

 /s/ Robert E. Lee
 ------------------------             Director                     July 13, 2001
   Robert E. Lee

 /s/ Richard C. Steadman
 ------------------------             Director                     July 13, 2001
   Richard C. Steadman

                         STORAGE TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

4.1 Storage Technology Corporation's Amended and Restated 1987 Employee Stock Purchase Plan, as amended.

5.1      Opinion of Counsel.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Counsel (included in Exhibit 5.1 to this Registration
         Statement).

24.1 Powers of Attorney (included on pages 3 and 4 of this Registration Statement).


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